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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                    FORM 8-K


 Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                    of 1934

Date of Report (Date of earliest event reported)  September 9, 1996


                           JERRY'S FAMOUS DELI, INC.
             (Exact name of registrant as specified in its charter)


          California                      0-26956                95-3302338
- -------------------------------   ------------------------   -------------------
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)



                       12711 Ventura Boulevard, Suite 400
                         Studio City, California  91604
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code:  (818) 766-8311
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Item 2.  Acquisition or Disposition of Assets

         On September 9, 1996, Jerry's Famous Deli, Inc. (the "Company") completed the purchase of Wolfie Cohen's Rascal House, located in Miami Beach, Florida ("Rascal House" or the "Restaurant"). The land, building and asset purchase was completed pursuant to the terms of an Asset Purchase Agreement, dated August 2, 1996, among the Company, One Hundred Seventy-Second Collins Corp., a Florida corporation ("172 Corp.") and eight individual owners (the "Sellers") of the real property upon which the Restaurant is located.

         The purchase price for the real property was $2,350,000 and the purchase price for all of the assets of the Restaurant was $2,400,000, for a total purchase price of $4,750,000. The total purchase price was paid in full at closing. The balance of the acreage is primarily parking for the Restaurant. The Rascal House real property consists of approximately 2.21 acres, upon which the two-story, 21,000 square foot restaurant is located. Related assets acquired by the Company include restaurant equipment and fixtures, delivery vehicles and a limited two- year covenant not to compete from the Sellers, 172 Corp. and its shareholders, and two key employees of the Restaurant. The source of funds for the purchase was cash proceeds from the sale of Series A Preferred Shares completed on August 30, 1996.

         The Company intends to continue to operate the Restaurant under the name "Rascal House," and to substantially retain and expand upon the menu and format of operations of the Restaurant. However, the hours of operation of the Restaurant will be expanded, probably to a 24-hour operation, and the Restaurant will begin delivery service, taking call-in orders for take-out, and will begin taking charge cards, all of which were not previously done by the Restaurant.

         For further information see the Asset Purchase Agreement filed herewith as Exhibit 10.1.
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Item 7.  Financial Statements and Exhibits

         (a)     Financial Statements of Business Acquired.

                 It is currently impracticable to provide financial statements of the acquired Restaurant. The Company's independent auditor is currently completing its audit of the financial statements of the acquired Restaurant and it is anticipated that the Company will file those audited financial statements no later than 60 days following the date by which this Form 8-K must be filed.

         (b)     Pro Formal Financial Information.

                 It is currently impracticable to provide pro forma financial statements of the Restaurant. The Company's independent auditor is currently completing its audit of the financial statements of the acquired Restaurant and it is anticipated that the Company will file the pro forma financial statements no later than 60 days following the date by which this Form 8-K must be filed.

         (c)     Exhibits.

10.1 Asset Purchase Agreement, dated August 2, 1996, among the Company, One Hundred Seventy-Second Collins Corp., L. Jules Arkin, as Trustee of the L. Jules Arkin Living Trust, Rosalie Arkin and Stanley H. Arkin, as Trustees of The Norman Arkin Living Trust, Stanley H. Arkin, Lewis Zachary Cohen, Barbara
                 R. Rodriguez, Robin Sherwood f/k/a Robyn Sherwood, Susan Spatzer and Steven Stamler.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 11, 1996              JERRY'S FAMOUS DELI, INC.



                                        By: /s/ Isaac Starkman
                                            ---------------------------------
                                                Isaac Starkman
                                        President and Chief Executive Officer





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                                 EXHIBIT INDEX


Exhibit                                                                          Sequentially Numbered
Number            Description                                                            Page
10.1     Asset Purchase Agreement, dated August 2, 1996, among the Company,
         One Hundred Seventy-Second Collins Corp., L. Jules Arkin, as Trustee
         of the L. Jules Arkin Living Trust, Rosalie Arkin and Stanley H.
         Arkin, as Trustees of The Norman Arkin Living Trust, Stanley H. Arkin,
         Lewis Zachary Cohen, Barbara R. Rodriguez, Robin Sherwood f/k/a
         Robyn Sherwood, Susan Spatzer and Steven Stamler.